Exhibit (h)(5)(a)

AMENDMENT TO SUB-LICENSE AGREEMENT

This amendment dated August 10, 2023 to the Sub-License Agreement (the "Agreement"), dated January 26, 2009, by and between IndexIQ ETF Trust, a Delaware statutory trust (the “Trust”), and IndexIQ Advisors LLC, a Delaware limited liability company (the “Advisor”), is effective as of August 31, 2023.

WHEREAS, the Advisor and the Trust desire to amend Schedule A of the Agreement to reflect name changes of certain licensed indexes;

NOW, THEREFORE, the parties agree that Schedule A of the Agreement is hereby amended and restated in the form of Schedule A attached hereto.

This Amendment, the Agreement, and the attachments to this Amendment constitute the entire agreement between the parties and supersede all prior agreements and understandings between them relating to the subject matter hereof. No modification of the Agreement or this Amendment should be binding on either party unless it is in writing and signed on behalf of each party by a duly authorized representative. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and each of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date set forth above.

INDEXIQ ETF TRUST		INDEXIQ ADVISORS LLC

By:	/s/ Jack R. Benintende	By:	/s/ Kirk C. Lehneis
Name:	Jack R. Benintende	Name:	Kirk C. Lehneis
Title:	Vice President	Title:	Chief Executive Officer

Schedule A

LICENSED INDEXES

IQ Hedge Multi-Strategy Index

IQ Merger Arbitrage Index

IQ Global Resources Index

IQ CBRE NextGen Real Estate Index

IQ 500 International Index

IQ Candriam International Equity Index

IQ Candriam U.S. Large Cap Equity Index

IQ Candriam Healthy Hearts Index

IQ U.S. Large Cap R&D Leaders Index

IQ U.S. Mid Cap R&D Leaders Index

IQ Global Equity R&D Leaders Index

IQ Candriam Clean Oceans Index

IQ Candriam Cleaner Transport Index

IQ Candriam U.S. Mid Cap Equity Index

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